UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2004

Collegiate Pacific Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-17293	22-2795073

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13950 Senlac Drive, Suite 100, Dallas, Texas	75234

(Address of principal executive offices)	(Zip Code)

(972) 243-8100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     On December 1, 2004, Collegiate Pacific Inc. (the “Company”) announced that the initial purchaser in the Company’s recent private offering of 5.75% convertible senior subordinated notes due 2009 (the “Notes”) has exercised its option to purchase an additional $10 million principal amount of the Notes, bringing the total gross proceeds of the offering to $50 million. The press release of the Company dated December 1, 2004, is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99.1      Press Release dated December 1, 2004.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Collegiate Pacific Inc.
Date: December 1, 2004	By:	/s/ William R. Estill
William R. Estill
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated December 1, 2004.